Exhibit 10.12

September 15, 2010

Burnham Hill Advisors LLC
590 Madison Avenue, 5th Floor
New York, NY 10022

Re:           Amendment No. 1 to the Consulting Agreement dated August 20, 2010

To Whom It May Concern:

Reference is made to the Consulting Agreement for Services Between Bond Laboratories, Inc. (“Bond Labs” or the “Company”) and Burnham Hill Advisors LLC (“BHA”) dated August 20, 2010 (the "Agreement"). This letter (this “Amendment”) supplements and amends certain of the terms contained in the Agreement as provided below.

The following paragraph shall be added to the end of Section 5 (“5. Payment”):

“In addition to the cash compensation provided for herein, the COMPANY also agrees to issue to BHA 250,000 shares of restricted common stock in connection with the execution of this Agreement.”

This Amendment amends and modifies the Agreement, which remains in full force and effect as to matters not discussed herein.  In the case of any inconsistency or conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the Company has executed and delivered this Amendment as of the date first written above.

BOND LABORATORIES, INC.

By:           /s/ John Wilson
Name:            John Wilson
Title:            Chief Executive Officer